Exhibit 10.114

                         Wellsford Real Properties, Inc.
                               535 Madison Avenue
                            New York, New York 10022


                                                                    June 7, 2001
Mutual Beacon Fund
Mutual Qualified Fund
Mutual Beacon Fund (Canada)
Franklin Mutual Advisers, LLC
51 John F. Kennedy Parkway
Short Hills, NJ 07078

Ladies and Gentlemen:

     It is our understanding that the funds set forth on Exhibit A hereto (the "Funds") for which Franklin Mutual Advisers, LLC ( "Franklin") is the sole investment advisor own 2,020,784 shares of common stock, par value $.02 per share, of Wellsford Real Properties, Inc. ("WRP") (all such shares are referred to herein as the "Shares") as set forth on said Exhibit A. This will confirm our agreement that WRP shall purchase (the "Purchase"), and Franklin and the Funds shall sell, all of the Shares for a purchase price (the "Purchase Price") of $18.10 per share (equal to an aggregate of $36,576,191.40 for all of the Shares). Upon confirmation by WRP that all of the Shares have been deposited with Robinson Silverman Pearce Aronsohn & Berman LLP in proper form for transfer, WRP shall promptly wire the Purchase Price, in immediately available funds, to an account designated in writing by Franklin.

     In connection with the Purchase, the Funds and Franklin hereby represent and warrant to WRP as follows:

     (a) Franklin is the sole investment advisor, manager and agent for the Funds and has full power and authority, on behalf of the Funds, to enter into this agreement to sell the Shares to WRP.

     (b) Each Fund is the sole beneficial owner of, and has good and valid title to the Shares set forth opposite its name on Exhibit A hereto, free and clear of any and all liens, pledges, encumbrances, charges, agreements or claims of any kind whatsoever. The Shares represent all of the shares of common stock of WRP owned by the Funds, Franklin and any other funds for which Franklin acts as advisor, manager or agent.

    (c) Each Fund and Franklin has the requisite limited liability company, corporate or partnership power, as the case may be, and authority to execute, deliver and perform its obligations under this letter agreement and to sell, transfer and deliver the Shares set forth opposite its name on Exhibit A hereto as provided in this letter agreement, and the delivery of the Shares set forth opposite its name on Exhibit A hereto to WRP as provided in this letter agreement will convey to WRP good and marketable title to the Shares set forth opposite its name on Exhibit A hereto, free and clear of any and all liens, pledges, encumbrances, charges, agreements or claims of any kind whatsoever.



Mutual Beacon Fund
Mutual Qualified Fund
Mutual Beacon Fund (Canada)
Franklin Mutual Advisers, LLC
June 7, 2001
Page 2


     (d) The execution and delivery of this letter agreement, and the consummation of the transactions contemplated hereby, has been duly authorized by all necessary limited liability company, corporate or partnership action, as the case may be, of Franklin and the Funds. This letter agreement has been duly executed and delivered by the Funds and Franklin and constitutes the legal, valid and binding obligation of Franklin and the Funds, enforceable against each of them in accordance with its terms.

     (e) Neither the Funds nor Franklin are a party to, subject to or bound by, any agreement, judgment, order, writ, injunction or decree of any court or governmental body which are in conflict with or would prevent the performance by the Funds or Franklin of their obligations under this letter agreement.

     (f) The Funds and Franklin are fully familiar with the business and financial condition of WRP and have made whatever inquiries and received whatever information they deemed necessary in connection with the sale of the Shares. The Funds and Franklin have had an opportunity to ask questions of, and receive answers from, officers of WRP concerning WRP and its businesses, financial condition and prospects, and all such questions, if any, have been answered to the full satisfaction of the Funds and Franklin.

     (g) The Funds and Franklin understand that WRP is engaged in discussions relating to various transactions, some of which, if consummated, may be material, and that it is selling the Shares to WRP understanding that certain of those transactions may be consummated.

     In consideration of the Purchase, the Funds agree and Franklin agrees for itself and on behalf of any funds, for which it acts now or hereafter as advisor, manager and agent that they will not acquire any shares of common stock of WRP prior to June 7, 2004.

In addition, the Funds and Franklin agree that they will vote the Shares for the election of WRP's nominees for directors of WRP at WRP's June 15, 2001 annual meeting of stockholders or any adjournment thereof.

It is understood and agreed that no failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.


Mutual Beacon Fund
Mutual Qualified Fund
Mutual Beacon Fund (Canada)
Franklin Mutual Advisers, LLC
June 7, 2001
Page 3

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflict of laws thereof. This agreement may not be assigned in whole or in part by either party without the prior written consent of the other party. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof. This agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which shall constitute the same agreement.

                                               Very truly yours,


                                               WELLSFORD REAL PROPERTIES, INC.


                                               By: /s/ Jeffrey H. Lynford
                                                   ---------------------------
                                                       Title: Chairman

Agreed:

Mutual Beacon Fund
Mutual Qualified Fund
Mutual Beacon Fund (Canada)

By:  FRANKLIN MUTUAL ADVISERS, LLC,
        its investment advisor

By: /s/ Bradley Takahashi
      Title: Assistant Vice President


FRANKLIN MUTUAL ADVISERS, LLC,


By: /s/ Bradley Takahashi
      Title: Assistant Vice President


Mutual Beacon Fund
Mutual Qualified Fund
Mutual Beacon Fund (Canada)
Franklin Mutual Advisers, LLC
June 7, 2001
Page 4
                                    EXHIBIT A


Name of Fund and              Record Owner                 Number of Shares
Beneficial Owner

Mutual Beacon Fund            MSF - Mutual Beacon Fund            150*
Mutual Beacon Fund            Cede & Co.                      791,460**
Mutual Qualified Fund         Bosworth & Co.                1,138,592*
Mutual Qualified Fund         Cede & Co.                       63,582**
Mutual Beacon Fund (Canada)   Cede & Co.                       27,000*

*  -   Certificate
** -   DTC